UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2021

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave., Jamaica, NY11434

(Address of principal executive offices, including zip code)

(718) 978-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Exchange Agreement

On August 19, 2021, we entered into a securities exchange agreement (the “Exchange Agreement”) with certain holders holding notes and warrants of the Company, 3a Capital Establishment and Trillium Partners, LP, respectively (each, including its successors and assigns, a “Holder” and collectively the “Holders”). Pursuant to the Exchange Agreement, the Company agreed to issue, and the Holders agreed to acquire the New Securities (as defined herein) in exchange for the Surrendered Securities (as defined in the Exchange Agreement). “New Securities” means a number of Exchange Shares (as defined in the Exchange Agreement) determined by applying the Exchange Ratio (as defined herein) upon consummation of a Qualified Financing (as defined in the exchange Agreement). “Surrendered Securities” means the October Notes, January Notes, October Warrants, and January Warrants (as aforesaid notes and warrants defined in the Exchange Agreement).

In the event the number of Exchange Shares would result in the Holder beneficially owning more than the Beneficial Ownership Limitation (as defined in the Exchange Agreement), all such Exchange Shares in excess of the Beneficial Ownership Limitation shall be issued as a number of shares of newly created Series C Convertible Preferred Stock.

The closing will occur on the Trading Day on which all of the Transaction Documents (as defined in Exchange Agreement) have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Holders’ obligations to tender the Surrendered Securities at such Closing, and (ii) the Company’s obligations to deliver the New Securities, in each case, have been satisfied or waived (the “Closing Date”).

The respective obligations of the Holders under the Exchange Agreement in connection with the closing are subject to the following conditions being met, including a) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained therein (unless as of a specific date therein in which case they shall be accurate as of such date); b) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; c) The Company shall have closed the Qualified Financing; d) the delivery by the Company of the items set forth in Section 2.2(a) of the Exchange Agreement; e) there shall have been no Material Adverse Effect with respect to the Company since the date thereof; f) though the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity, pandemic, wide spread national public health emergency, of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Holder, makes it impracticable or inadvisable to acquire the securities at the closing.

The Exchange Agreement can be terminated by any Holder, as to such Holder’s obligations thereunder only and without any effect whatsoever on the obligations between the Company and the other Holders, by written notice to the other parties, if the Qualified Financing was not completed by, has not been consummated on or before the Termination Date (as defined in the Exchange Agreement) or the Closing fails to occur as a result of any action or inaction by the Company within five (5) days after the Closing of the Qualified Financing.

The Exchange Agreement contains ordinary and customary provisions for agreements and documents of this nature, such as representations, warranties, covenants, and indemnification obligations, as applicable. The foregoing is only a summary description of the terms of the Exchange Agreement and does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending August 31, 2021.

Registration Rights Agreement

In connection with the Exchange Agreement, on August 19, 2021, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Holders, pursuant to which the Company agreed to register the Registrable Securities (as defined in the Registration Rights Agreement).

Pursuant to the Registration Rights Agreement, the Company is required with respect to the registration statement filed in connection with the Qualified Financing (the “Qualified Financing Registration Statement”), on or prior to each filing date, to prepare and file with the SEC a Registration Statement (as defined below) covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.

The Qualified Financing Registration Statement shall include Registrable Securities only on behalf of 3a Capital Establishment, comprised of 25,000,000 shares of Common Stock currently held by 3a Capital Establishment, which, if such 25,000,000 shares is not equal to $1,000,000 of value valued at the lowest price at which shares of Common Stock are issued in the Qualified Financing, shall be increased or decreased to a number of shares of Common Stock equal to $1,000,000 valued at the lowest price at which shares of Common Stock are issued in the Qualified Financing. Each other Registration Statement to be filed under the Registration Rights Agreement shall include all Registrable Securities, except as described above.

The Registration Rights Agreement contains ordinary and customary provisions for agreements and documents of this nature, such as representations, warranties, covenants, and indemnification obligations, as applicable. The foregoing is only a summary description of the terms of the Registration Rights Agreement and does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending August 31, 2021.

Leak-Out Agreement

In connection with the Exchange Agreement, the Company and the Holders agreed to enter into a Leak-Out Agreement (the “Leak-Out Agreement) with the Holders upon consummation of a closing of the Exchange Agreement. Pursuant to the Leak-Out Agreement, the Holder would agree that, for a period (the “Leak-Out Period”) beginning on the date of the Leak-Out Agreement and ending on, and including, the date that is ninety (90) days after the Closing Date of the Exchange Agreement, the Holders will not, without the prior written consent of EF Hutton (a) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction) or file (or participate in the filing of) a registration statement or prospectus with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to (i) any Common Stock or (ii) any other securities of the Company that are substantially similar to Common Stock or any securities convertible into or exchangeable or exercisable for, or any options or warrants or other rights to purchase Common Stock (the “Related Securities”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or Related Securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b).

Notwithstanding the foregoing, the restrictions described above shall not apply to shares of Common Stock or Related Securities for an amount of Common Stock and Related Securities less than 7.5% of the daily average composite trading volume of the Common Stock as reported by Bloomberg, LP for any trading day for the principal trading market for the Common Stock and further provided, that the foregoing restriction shall not apply to any actual “long” (as defined in Regulation SHO of the Securities Exchange Act of 1934, as amended) sales by the Undersigned or any of the Affiliates at a price greater than 25% higher than the offering price of the lowest priced Common Stock sold in the Offering (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof).

The foregoing is only a summary description of the terms of Leak-Out Agreement and does not purport to be complete and is qualified in its entirety by reference to the Leak-Out Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending August 31, 2021.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “8-K”) is hereby incorporated by reference into this Item 3.02 in its entirety.

The securities to be issued upon the Closing Date have not been registered under the Securities Act. The securities will have have been issued in reliance upon exemptions from registration pursuant to Sections 4(2), 4(6), 3(a)(9) under the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, and comparable exemptions for sales to “accredited” investors under state securities laws. The securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: August 23, 2021	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer